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                                                                      EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of UAG Mentor Acquisition, LLC (the "Company") on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Roger S. Penske Jr. and Thomas E. Schmitt, Principal Executive Officer and Principal Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:


    1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





/s/ Roger S. Penske, Jr.
-----------------------------------
Roger S. Penske, Jr.
Chairman of the Board,
(Principal Executive Officer)

November 13, 2003



/s/ Thomas E. Schmitt
-----------------------------------
Thomas E. Schmitt
Treasurer
(Principal Financial Officer)

November 13, 2003



A signed original of this written statement required by Section 906 has been provided to UAG Mentor Acquisition, LLC and will be retained by UAG Mentor Acquisition, LLC and furnished to the Securities and Exchange Commission or its staff upon request.